Exhibit 99.3

MasTec, Inc.

OFFER TO EXCHANGE

Up to $115,000,000 Aggregate Principal Amount of

4.00% Senior Convertible Notes due 2014

for

a Like Principal Amount of

New 4.00% Senior Convertible Notes due 2014

and

an Exchange Fee

and

Up to $100,000,000 Aggregate Principal Amount of

4.25% Senior Convertible Notes due 2014

for

a Like Principal Amount of

New 4.25% Senior Convertible Notes due 2014

and

an Exchange Fee

Pursuant to the Preliminary Prospectus Dated December 15, 2010

To Our Clients:

Enclosed for your consideration is a preliminary prospectus dated December 15, 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”) relating to the offer by MasTec, Inc., a Florida corporation (the “Company”), to exchange (the “Exchange Offer”), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal (i) up to $115,000,000 aggregate principal amount of the Company’s outstanding 4.00% Senior Convertible Notes due 2014, or the “Original 4.00% Notes,” for a like principal amount of 4.00% Senior Convertible Notes due 2014, or the “New 4.00% Notes,” plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.00% Notes validly tendered and accepted in the Exchange Offer and (ii) up to $100,000,000 aggregate principal amount of the Company’s outstanding 4.25% Senior Convertible Notes due 2014, or the “Original 4.25% Notes,” for a like principal amount of 4.25% Senior Convertible Notes due 2014, or the “New 4.25% Notes,” plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.25% Notes validly tendered and accepted in the Exchange Offer. The Original 4.00% Notes and the Original 4.25% Notes are collectively referred to as the “Original Notes,” and the New 4.00% Notes and the New 4.25% Notes are collectively referred to as the “New Notes.”

This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of your Original Notes may be made only by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The expiration date for the Exchange Offer is 12:00 midnight, New York City time, on December 22, 2010, unless extended by the Company in its sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “Exchange Offer — Conditions to the Exchange Offer.” The Company reserves the right, in its sole discretion, to amend, waive or modify specified conditions in the Exchange Offer as described in the Prospectus under “Exchange Offer — Conditions to the Exchange Offer.”

3. The Exchange Offer expires at 12:00 midnight, New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

The Company reserves the right not to accept tendered Original Notes from any tendering holder if in the Company’s reasonable judgment or its counsel’s judgment, that such acceptance might be unlawful. The Company also reserves the right, as set forth in the Prospectus under the caption “Exchange Offer — Expiration Date; Extension; Amendments,” to terminate the Exchange Offer.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Company’s Exchange Offer with respect to the Original Notes.

☐	Please tender the Original Notes held by you for the account of the undersigned as indicated below:

4.00% Senior Convertible Notes due 2014	Aggregate Principal Amount of Original 4.00% Notes

$___________________________________
(must be an integral multiple of $1,000)

☐ Please do not tender the Original 4.00% Notes held by you for the account of the undersigned.

Signature(s)

Name (please print):

Name (please print):

Dated: , 20__

Address(es):

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security Numbers

None of the Original 4.00% Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original 4.00% Notes held by us for your account.

4.25% Senior Convertible Notes due 2014	Aggregate Principal Amount of Original 4.25% Notes

$_________________________________
(must be an integral multiple of $1,000)

☐ Please do not tender the Original 4.25% Notes held by you for the account of the undersigned.

Signature(s)

Name (please print):

Name (please print):

Dated: , 20__

Address(es):

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security Numbers

None of the Original 4.25% Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original 4.25% Notes held by us for your account.